Exhibit 10.1

FIFTH AMENDMENT TO REVOLVING CREDIT, TERM LOAN

AND SECURITY AGREEMENT

This Fifth Amendment to Revolving Credit, Term Loan and Security Agreement (the “Amendment”) is made this 8th day of October, 2015 by and among EVINE LIVE INC., a Minnesota corporation (“Evine”); VALUEVISION INTERACTIVE, INC., a Minnesota corporation; VVI FULFILLMENT CENTER, INC., a Minnesota corporation; VALUEVISION MEDIA ACQUISITIONS, INC., a Delaware corporation; VALUEVISION RETAIL, INC., a Delaware corporation, and NORWELL TELEVISION, LLC, a Delaware limited liability company (each a “Borrower”, and collectively “Borrowers”); the financial institutions which are now or which hereafter become a party hereto as lenders (the “Lenders”) and PNC BANK, NATIONAL ASSOCIATION (“PNC”), as agent for Lenders (PNC, in such capacity, the “Agent”).

BACKGROUND

A. On February 9, 2012, Borrowers, Lenders and Agent entered into, inter alia, that certain Revolving Credit, Term Loan and Security Agreement (as same has been or may be amended, modified, renewed, extended, replaced or substituted from time to time, the “Loan Agreement”) to reflect certain financing arrangements between the parties thereto. The Loan Agreement and all other documents executed in connection therewith to the date hereof are collectively referred to as the “Existing Financing Agreements.” All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Loan Agreement.

B. The Borrowers have requested and the Agent and the Lenders have agreed to amend certain terms and provisions contained in the Loan Agreement, subject to the terms and conditions of this Amendment.

NOW, THEREFORE, with the foregoing background hereinafter deemed incorporated by reference herein and made part hereof, the parties hereto, intending to be legally bound, promise and agree as follows:

1. Amendment. Upon the Effective Date, the Loan Agreement shall be amended as follows:

(a) Section 1.2 of the Loan Agreement shall be amended by adding the following defined terms in their appropriate alphabetical order:

“Fifth Amendment” shall mean the Fifth Amendment to Revolving Credit, Term Loan and Security Agreement dated as of the Fifth Amendment Closing Date among the Borrowers, Lenders and Agent.

“Fifth Amendment Closing Date” shall mean October 8, 2015.

(b) Section 1.2 of the Loan Agreement shall be amended by deleting the following definitions in their entirety and replacing them as follows:

“EBITDA” shall mean for any period the sum of (i) Earnings Before Interest and Taxes for such period, plus (ii) without duplication and to the extent such amounts reduced net income of the Borrowers on a Consolidated Basis for such period (a) depreciation expenses for such period, plus (b) amortization expenses for such period, plus (c) non-cash equity based compensation expenses incurred by Borrowers for such period, plus (d) expenses actually incurred related to shareholder response costs, fees, charges and legal expenses incurred and paid for by Borrowers during the fiscal year ended on or about January 31, 2015 not to exceed $3,517,000 and the related management changes expenses incurred and paid during such period, not to exceed $5,520,000, in the aggregate not to exceed $9,037,000 plus (e) expenses actually incurred related to management changes incurred and paid for by Borrowers during the fiscal year ended on or about January 31, 2016 not to exceed $3,600,000 in the aggregate plus (f) non-cash losses incurred by Borrowers during such period in connection with the sale of Norwell’s premises located at 2 Bert Drive, #4, West Bridgewater, Massachusetts and the MA Personal Property plus (g) non-cash impairment charges and non-cash write-downs for such period.

“Maximum Loan Amount” shall mean $105,000,000, as such amount may be increased (to an amount not to exceed $130,000,000) from time to time in accordance with Section 2.24 hereof.

“Maximum Revolving Advance Amount” shall mean $90,000,000, as such amount may be increased (to an amount not to exceed $115,000,000) from time to time in accordance with Section 2.24 hereof.

(c) Section 2.24(a)(iv) of the Loan Agreement shall be deleted in its entirety and replaced as follows:

(iv) After giving effect to such increase, the Maximum Revolving Advance Amount shall not exceed $115,000,000.

(d) Section 4.15(h) of the Loan Agreement shall be deleted in its entirety and replaced as follows:

(h) Establishment of a Lockbox Account, Dominion Account. All proceeds of Collateral shall be deposited by Borrowers into either (i) a lockbox account, dominion account or such other “blocked account” (such accounts, together with the Private Bank Account, defined below, the “Blocked Accounts”) established at a bank or banks (each such bank, a “Blocked Account Bank”)

pursuant to an arrangement with such Blocked Account Bank as may be selected by Borrowing Agent and be acceptable to Agent or (ii) depository accounts (“Depository Accounts”) established at the Agent for the deposit of such proceeds. Each applicable Borrower, Agent and each Blocked Account Bank shall enter into a deposit account control agreement in form and substance satisfactory to Agent directing that upon the delivery of a notice (the “Trigger Notice”) from Agent to such Blocked Account Bank (which Trigger Notice may be delivered at any time (x) on or after any date on which Borrowers’ Undrawn Availability is less than $16,000,000 (increasing to $18,000,000 upon the earlier to occur of (1) disbursement after the Fifth Amendment Closing Date of Revolving Advances of at least $15,000,000 in the aggregate and (2) October 31, 2016) or (y) upon or after the occurrence and during the continuance of a Default or Event of Default), such Blocked Account Bank shall transfer such funds so deposited to Agent, either to any account maintained by Agent at said Blocked Account Bank or by wire transfer to appropriate account(s) of Agent. All funds deposited in such Blocked Accounts shall immediately become the property of Agent upon the delivery of the Trigger Notice, and Borrowing Agent shall use its commercially reasonable efforts to obtain the agreement by such Blocked Account Bank to waive any offset rights against the funds so deposited. At all times following the delivery of a Trigger Notice all funds on deposit in the Blocked Accounts and/or Depository Accounts shall be applied to reduce the outstanding Obligations in the order determined by Agent. Neither Agent nor any Lender assumes any responsibility for such blocked account arrangement, including any claim of accord and satisfaction or release with respect to deposits accepted by any Blocked Account Bank thereunder. Notwithstanding anything to the contrary above, Borrowers may maintain a deposit account at The PrivateBank and Trust Company (“Private Bank Account”) so long as (i) the account is subject to a springing deposit account control agreement in favor of Agent and which can be effected by delivery of a Trigger Notice, (ii) the account does not hold more than the lesser of 20% of available unrestricted cash of Borrowers or $4,000,000, (iii) the account may not be used to make disbursements, and (iv) Agent shall be notified of any deposits or withdraws from the account. All deposit accounts and investment accounts of each Borrower and its Subsidiaries are set forth on Schedule 4.15(h).

(e) Section 6.5 of the Loan Agreement shall be deleted in its entirety and replaced as follows:

6.5 Financial Covenants.

(a) Fixed Charge Coverage Ratio. If at any time during any fiscal quarter commencing with the fiscal quarter ending on or about July 31, 2015 or during any fiscal quarter thereafter, (i) an Event of Default is continuing or (ii) Borrowers’ Undrawn Availability is equal to or less than $16,000,000 (increasing to $18,000,000 upon the earlier to occur of (1) disbursement after the Fifth Amendment Closing Date of Revolving Advances of at least $15,000,000 in the aggregate and (2) October 31, 2016), cause to be maintained as of the end of the fiscal quarter immediately prior to the fiscal quarter during which Borrowers’ Undrawn Availability was less than the foregoing amount or during which such Event of Default occurred and as of the end of each fiscal quarter thereafter until such Event of Default is waived or Undrawn Availability at all times during a subsequent fiscal quarter is not less than $16,000,000 (or $18,000,000, as applicable), a Fixed Charge Coverage Ratio of not less than 1.1 to 1.0, measured in each case on a trailing four (4) quarter basis.

(b) Minimum EBITDA. If at any time during any fiscal quarter commencing with the fiscal quarter ending on or about July 31, 2015 or during any fiscal quarter thereafter, (i) an Event of Default is continuing or (ii) Borrowers’ Undrawn Availability is equal to or less than $16,000,000 (increasing to $18,000,000 upon the earlier to occur of (1) disbursement after the Fifth Amendment Closing Date of Revolving Advances of at least $15,000,000 in the aggregate and (2) October 31, 2016), cause to be achieved a minimum EBITDA of not less than the following amounts as of the end of the fiscal quarter immediately prior to the fiscal quarter during which Borrowers’ Undrawn Availability was less than the foregoing amount or during which such Event of Default occurred and as of the end of each fiscal quarter thereafter until such Event of Default is waived or Undrawn Availability at all times during a subsequent fiscal quarter is not less than $16,000,000 (or $18,000,000, as applicable) (in each case to be tested for the four quarter period then ending on or about the date specified below):

Quarters Ending	Amount
January 31, 2015, April 30, 2015, July 31, 2015, October 31, 2015	$10,000,000
January 31, 2016, April 30, 2016, July 31, 2016, October 31, 2016	$10,000,000
January 31, 2017, April 30, 2017, July 31, 2017, October 31, 2017	$22,000,000
January 31, 2018 and thereafter	$27,000,000

(c) Undrawn Availability. Cause to be maintained at all times Undrawn Availability of not less than $10,000,000.

(d) Capital Expenditures. Contract for, purchase or make any expenditure or commitments for Capital Expenditures in any fiscal year in the aggregate amount for all Borrowers in excess of the amount corresponding to such fiscal year as shown below:

Fiscal year ending on or about January 31, 2015	$40,000,000
Fiscal year ending on or about January 31, 2016	$10,000,000
Fiscal year ending on or about January 31, 2017 and each fiscal year thereafter	$10,000,000 plus any amount by which EBITDA for the prior fiscal year exceeds $15,000,000

; provided that (1) if any portion of the Bowling Green, Kentucky expansion project is not completed within the fiscal year ended January 31, 2015, up to $10,100,000 may be carried over to the fiscal years ending on or about January 31, 2016 and January 31, 2017 in the aggregate over both years and such amounts carried over in each fiscal year will be excluded from the Capital Expenditures calculation for such fiscal year and (2) any equity funds raised by Borrowers and used towards Capital Expenditures shall be excluded from the Capital Expenditures calculation for any fiscal year.

(f) Section 13.1 of the Loan Agreement shall be deleted in its entirety and replaced as follows:

13.1 Term. This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of each Borrower, Agent and each Lender, shall become effective on the date hereof and shall continue in full force and effect until May 1, 2020 (the “Term”) unless sooner terminated as herein provided. Borrowers may terminate this Agreement at any time upon ten (10) Business Days’ prior written notice and upon payment in full of the Obligations other than contingent indemnification Obligations for which no claim has been asserted and Letters of Credit to the extent such Letters of Credit have been cash collateralized.

(g) Section 9.2 of the Loan Agreement shall be deleted in its entirety and replaced as follows:

9.2 Schedules. Deliver to Agent (i) on or before the twentieth (20th) day of each month as and for the prior month (a) accounts receivable ageings inclusive of reconciliations to the general ledger, (b) accounts payable schedules inclusive of reconciliations to the general ledger (including ageing of accrued cable access fees included in accounts payable), (c) Inventory reports (including breakout by category), (d) monthly reporting of the prior month’s Average FICO Score, (e) a Borrowing Base Certificate in form and substance satisfactory to Agent (which shall be calculated as of the last day of the prior month and which shall not be binding upon Agent or restrictive of Agent’s rights under this Agreement), provided that Agent may require Borrowing Base Certificates on a weekly basis in its reasonable discretion and (f) the maximum amount of credit available to the Borrowers from time to time by T-Mobile (to be confirmed in the Compliance Certificate when delivered); (ii) each week, (1) summary Inventory reports (including breakout by category), (2) reporting of weekly sales, collections and credits and (3) a Value Pay Plan ageing summary and (iii) from time to time, any changes in the maximum amount of credit made available to Borrowers by T-Mobile. In addition, each Borrower will deliver to Agent at such intervals as Agent may reasonably require: (i) confirmatory assignment schedules; (ii) copies of Customer’s invoices; (iii) evidence of shipment or delivery; and (iv) such further schedules, documents and/or information regarding the Collateral as Agent may reasonably require including trial balances and test verifications. Agent shall have the right to confirm and verify all Receivables by any manner and through any medium it considers advisable and do whatever it may deem reasonably necessary to protect its interests hereunder. The items to be provided under this Section are to be in form satisfactory to Agent and executed by each Borrower and delivered to Agent from time to time solely for Agent’s convenience in maintaining records of the Collateral, and any Borrower’s failure to deliver any of such items to Agent shall not affect, terminate, modify or otherwise limit Agent’s Lien with respect to the Collateral.

2. Representations and Warranties. Each of the Borrowers hereby:

(a) reaffirms all representations and warranties made to Agent and Lenders under the Loan Agreement and all of the other Existing Financing Agreements and confirms that after giving effect to any updated schedules all are true and correct in all material respects as of the date hereof (except to the extent any such representations and warranties specifically relate to a specific date, in which case such representations and warranties were true and correct in all material respects on and as of such other specific date);

(b) reaffirms all of the covenants contained in the Loan Agreement, covenants to abide thereby until all Advances, Obligations and other liabilities of Borrowers and Guarantor to Agent and Lenders under the Loan Agreement of whatever nature and whenever incurred, are satisfied and/or released by Agent and Lenders;

(c) represents and warrants that no Default or Event of Default has occurred and is continuing under any of the Existing Financing Agreements;

(d) represents and warrants that it has the authority and legal right to execute, deliver and carry out the terms of this Amendment, that such actions were duly authorized by all necessary limited liability company or corporate action, as applicable, and that the officers executing this Amendment on its behalf were similarly authorized and empowered, and that this Amendment does not contravene any provisions of its certificate of incorporation or formation, operating agreement, bylaws, or other formation documents, as applicable, or of any contract or agreement to which it is a party or by which any of its properties are bound; and

(e) represents and warrants that this Amendment and all assignments, instruments, documents, and agreements executed and delivered in connection herewith, are valid, binding and enforceable in accordance with their respective terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally.

3. Conditions Precedent/Effectiveness Conditions. This Amendment shall be effective upon the occurrence of the following conditions precedent, each in form and substance satisfactory to Agent (the “Effective Date”):

(a) Agent’s receipt of this Amendment fully executed by the Borrowers;

(b) Agent shall have received payment of a non-refundable closing fee in an amount equal to Two Hundred Twenty-Three Thousand Four Hundred Sixty-Eight Dollars and Eighty-Six Cents ($223,468.86), in immediately available funds, which fee shall be fully earned upon the effectiveness of this Amendment;

(c) Agent’s receipt of a fully executed Fourth Amended and Restated Revolving Credit Note in favor of PNC and a fully executed Amended and Restated Revolving Credit Note in favor of The PrivateBank and Trust Company;

(d) Agent’s receipt of a fully executed Second Amended and Restated Term Loan Note in favor of PNC and a fully executed Amended and Restated Term Loan Note in favor of The PrivateBank and Trust Company;

(e) Agent shall have received a secretary and incumbency certificate for each Borrower identifying all authorized officers with specimen signatures, a certificate of no change to the organizational documents of each Borrower or any amended organizational documents, as applicable, and authorizing resolutions of each Borrower authorizing the execution of this Amendment and the Notes and the transactions contemplated herein;

(f) Agent’s receipt of such other documents as Agent or counsel to Agent may reasonably request.

4. Further Assurances. Each of the Borrowers hereby agrees to take all such actions and to execute and/or deliver to Agent and Lenders all such documents, assignments, financing statements and other documents, as Agent and Lenders may reasonably require from time to time, to effectuate and implement the purposes of this Amendment.

5. Payment of Expenses. Borrowers shall pay or reimburse Agent and Lenders for its reasonable attorneys’ fees and expenses in connection with the preparation, negotiation and execution of this Amendment and the documents provided for herein or related hereto.

6. Reaffirmation of Loan Agreement. Except as modified by the terms hereof, all of the terms and conditions of the Loan Agreement, as amended, and all other of the Existing Financing Agreements are hereby reaffirmed and shall continue in full force and effect as therein written.

7. [Reserved].

8. Miscellaneous.

(a) Third Party Rights. No rights are intended to be created hereunder for the benefit of any third party donee, creditor, or incidental beneficiary.

(b) Headings. The headings of any paragraph of this Amendment are for convenience only and shall not be used to interpret any provision hereof.

(c) Modifications. No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.

(d) Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York.

(e) Counterparts. This Amendment may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission or PDF shall be deemed to be an original signature hereto.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

BORROWERS:	EVINE LIVE INC.

	By:	/s/ Tim Peterman
	Name:	Tim Peterman
	Title:	Chief Financial Officer

VALUEVISION INTERACTIVE, INC.

	By:	/s/ Tim Peterman
	Name:	Tim Peterman
	Title:	Chief Financial Officer

VVI FULFILLMENT CENTER, INC.

	By:	/s/ Tim Peterman
	Name:	Tim Peterman
	Title:	Chief Financial Officer

VALUEVISION MEDIA ACQUISITIONS, INC.

	By:	/s/ Tim Peterman
	Name:	Tim Peterman
	Title:	Chief Financial Officer

VALUEVISION RETAIL, INC.

	By:	/s/ Tim Peterman
	Name:	Tim Peterman
	Title:	Chief Financial Officer

NORWELL TELEVISION, LLC

	By:	/s/ Tim Peterman
	Name:	Tim Peterman
	Title:	Chief Financial Officer

[SIGNATURE PAGE TO FIFTH AMENDMENT TO REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT]

AGENT:	PNC BANK, NATIONAL ASSOCIATION, as Lender and as Agent

	By:	/s/ Sherry Winick
Sherry Winick, Vice President

Address: 200 South Wacker Drive, Suite 600
Chicago, Illinois 60606

LENDERS:	PNC BANK, NATIONAL ASSOCIATION, as Lender and as Agent

	By:	/s/ Sherry Winick
Sherry Winick, Vice President

Revolving Commitment Percentage: 77.0%
Term Loan Commitment Percentage: 77.0%

THE PRIVATEBANK AND TRUST COMPANY, as Lender

	By:	/s/ Richard Pierce
	Name:	Richard Pierce
	Title:	Managing Director

Revolving Commitment Percentage: 23.0%
Term Loan Commitment Percentage: 23.0%

[SIGNATURE PAGE TO FIFTH AMENDMENT TO REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT]